    Press Release

UGI Reports Second Quarter Results
May 6, 2026

VALLEY FORGE, PA - UGI Corporation (NYSE: UGI) today reported financial results for the fiscal quarter ended March 31, 2026.

HIGHLIGHTS
•Q2 GAAP diluted earnings per share ("EPS") of $2.33 and adjusted diluted EPS of $2.09 compared to GAAP diluted EPS of $2.19 and adjusted diluted EPS of $2.21 in the prior-year period.
•Year-to-date (YTD) GAAP diluted EPS of $3.68 and adjusted diluted EPS of $3.35 compared to GAAP diluted EPS of $3.93 and adjusted diluted EPS of $3.58 in the prior-year period.
•YTD reportable segments earnings before interest expense and income taxes1 ("EBIT") of $1,129 million compared to $1,112 million in the prior-year period.
•Available liquidity of approximately $2.1 billion and net leverage of 3.7x as of March 31, 2026.
•Subsequent to the quarter,
◦Announced a strategic partnership with Prime Data Centers to develop major natural gas supply infrastructure in Pennsylvania's northern tier, with expected demand exceeding 100,000 dekatherms per day within three to five years.
◦Executed a definitive agreement to sell our electric division for approximately $470 million, subject to working capital adjustment. The transaction is expected to close in the first quarter of calendar year 2027, subject to customary closing conditions and applicable regulatory approvals.
◦Launched online sale of AmeriGas propane cylinders in selected cities on Amazon, phasing in service across existing home-delivery markets during Fiscal 2026 and leveraging our established direct-to-consumer delivery infrastructure.
•Updates Fiscal 2026 adjusted diluted EPS guidance to a range of $2.75 - $2.902 per share.

"Our year-to-date results reflect the continued execution of our strategic priorities, with reportable segment EBIT ahead of the prior year," said Bob Flexon, President and Chief Executive Officer. "Our natural gas businesses delivered a solid performance, supported by higher gas base rates at our Utilities where we have also returned approximately $25 million to customers through our Pennsylvania weather normalization rider. UGI International continued to generate strong free cash flow while navigating a dynamic operating environment. At AmeriGas, we made tangible progress on our operational turnaround, including on-shoring our call center and driving year-over-year improvement in safety, customer satisfaction, routing and logistics efficiencies, as we better position the business for the upcoming heating season. We were also pleased to end the quarter with consolidated leverage below our targeted range for Fiscal 2026.

"Looking beyond the quarter, I am increasingly confident in our ability to create long-term value. Although near-term Fiscal 2026 earnings expectations have softened due to timing of growth investments in Midstream & Marketing and steady progression of the AmeriGas transformation, we remain firmly committed to our long-term trajectory and growth targets. We are optimally situated to serve the growing demand for safe, reliable and affordable energy solutions across our service territories, reinforced by our recent strategic partnerships. At the same time, the transformation underway at AmeriGas, disciplined capital allocation approach and continued improvement in leverage and liquidity are strengthening our foundation. Together, these advantages position UGI to deliver sustainable returns for our shareholders over the long-term."

EARNINGS CALL AND WEBCAST
UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss the quarterly earnings and other current activities at 9:00 AM ET on Thursday, May 7, 2026. Interested parties may listen to the audio webcast both live and in replay on the Internet at https://www.ugicorp.com/investors/financial-reports/presentations or by visiting the company website at https://www.ugicorp.com and clicking on Investors and then Presentations. A replay of the webcast will be available after the event until 11:59 PM ET May 6, 2027.

CONTACT INVESTOR RELATIONS
Tel: +1 610-337-1000
Tameka Morris, ext. 6297
Arnab Mukherjee, ext. 7498

ABOUT UGI
UGI Corporation (NYSE: UGI) is a distributor and marketer of energy products and services in the US and Europe. UGI offers safe, reliable, affordable, and sustainable energy solutions to customers through its subsidiaries, which provide natural gas transmission and distribution, electric generation and distribution, midstream services, propane distribution, renewable natural gas generation, distribution and marketing, and energy marketing services.

Comprehensive information about UGI Corporation is available on the Internet at https://www.ugicorp.com.

USE OF NON-GAAP MEASURES
Management uses "adjusted net income attributable to UGI Corporation" and "adjusted diluted EPS", each of which are non-GAAP financial measures, when evaluating UGI's overall performance. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impacts of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results. Volatility in net income attributable to UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions but included in earnings in accordance with U.S. generally accepted accounting principles ("GAAP").

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures.

The tables on the last page of this press release reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure to adjusted net income attributable to UGI Corporation, and diluted EPS, the most comparable GAAP measure to adjusted diluted EPS, to reflect the adjustments referred to above.

1 Reportable segments' EBIT represents an aggregate of our reportable operating segment level EBIT, as determined in accordance with GAAP.
2 Because we are unable to predict certain potentially material items affecting diluted EPS on a GAAP basis, principally mark-to-market gains and losses on commodity and certain foreign currency derivative instruments, we cannot reconcile fiscal year 2026 adjusted diluted EPS, a non-GAAP measure, to diluted EPS, the most directly comparable GAAP measure, in reliance on the “unreasonable efforts” exception set forth in SEC rules.

USE OF FORWARD-LOOKING STATEMENTS
This press release contains statements, estimates and projections that are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements use forward-looking words such as “believe,” “plan,” “anticipate,” “continue,” “estimate,” “expect,” “may,” or other similar words and terms of similar meaning, although not all forward-looking statements contain such words. These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future. Management believes that these are reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control; accordingly, there is no assurance that results will be realized. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. We undertake no obligation (and expressly disclaim any obligation) to update publicly any forward-looking statement, whether as a result of new information or future events, except as required by the federal securities laws.

SEGMENT RESULTS ($ in millions, except where otherwise indicated)

Utilities

For the fiscal quarter ended March 31,	2026	2025	(Decrease) Increase
Revenues	$880	$773	$107	14%
Total margin (a)	$408	$385	$23	6%
Operating and administrative expenses	$111	$103	$8	8%
Operating income	$249	$240	$9	4%
Earnings before interest expense and income taxes	$250	$241	$9	4%
Gas Utility system throughput - billions of cubic feet
Core market	53	53	—	—%
Total	129	128	1	1%
Gas Utility degree days—% colder than normal (b)	7.1%	0.3%
Capital expenditures	$127	$100	$27	27%

•Gas Utility service territory experienced temperatures that were 4% colder than the prior-year period.
•Total margin increased $23 million primarily due to the effect of higher gas base rates that went into effect in PA which was partially offset by the impact of the weather normalization adjustment mechanism ($19 million).
•Operating and administrative expenses increased $8 million primarily reflecting, among other things, higher personnel and uncollectible account expenses.
•Operating income increased $9 million as higher total margin ($23 million) was partially offset by higher operating and administrative expenses ($8 million) and increased depreciation expense ($4 million) from continued distribution system capital expenditure activity.

Midstream & Marketing

For the fiscal quarter ended March 31,	2026	2025	(Decrease) Increase
Revenues	$715	$587	$128	22%
Total margin (a)	$203	$202	$1	—%
Operating and administrative expenses	$36	$31	$5	16%
Operating income	$145	$151	$(6)	(4)%
Earnings before interest expense and income taxes	$150	$154	$(4)	(3)%
Heating degree days - % colder than normal (b)	8.5%	2.5%
Capital expenditures	$5	$27	$(22)	(81)%

•Temperatures were 3% colder than the prior-year period.
•Total margin was comparable with the prior-year period as higher peaking margins were substantially offset by lower margin from capacity management activities.
•Operating and administrative expenses increased $5 million primarily due to plants placed in service last year.
•Operating income decreased $6 million largely reflecting higher operating and administrative expenses.

UGI International

For the fiscal quarter ended March 31,	2026	2025	(Decrease) Increase
Revenues	$621	$650	$(29)	(4)%
Total margin (a)	$298	$302	$(4)	(1)%
Operating and administrative expenses (a)	$141	$142	$(1)	(1)%
Operating income	$136	$139	$(3)	(2)%
Earnings before interest expense and income taxes	$132	$143	$(11)	(8)%
LPG retail gallons sold (millions)	197	213	(16)	(8)%
Heating degree days - % (warmer) than normal (b)	(6.0)%	(2.2)%
Capital expenditures	$19	$17	$2	12%

UGI International base-currency results are translated into U.S. dollars based upon exchange rates experienced during the reporting periods. Differences in these translation rates affect the comparison of line item amounts presented in the table above. The functional currency of a significant portion of our UGI International results is the euro and, to a much lesser extent, the British pound sterling. During the 2026 and 2025 three-month periods, the average unweighted euro-to-dollar translation rates were approximately $1.17 and $1.05, respectively, and the average unweighted British pound sterling-to-dollar translation rates were approximately $1.35 and $1.26, respectively.

•Temperatures were 5% warmer than the prior-year period.
•Retail volumes were 8% lower than the prior-year period largely due to divesting the LPG businesses in Italy and Austria and the effects of warmer weather.
•Total margin decreased $4 million as the translation effects of the stronger foreign currencies (~$30 million) was more than offset by the impact of the divestitures and the warmer weather.
•Operating and administrative expenses were comparable to the prior-year period as the impact of the aforementioned divestitures, as well as lower distribution expenses, were largely offset by the translation effects of the stronger foreign currencies (~$15 million).
•EBIT decreased $11 million largely reflecting lower realized gains on foreign currency exchange contracts ($8 million) and reduced total margin ($4 million).

AmeriGas Propane

For the fiscal quarter ended March 31,	2026	2025	(Decrease) Increase
Revenues	$759	$848	$(89)	(10)%
Total margin (a)	$448	$446	$2	—%
Operating and administrative expenses	$259	$257	$2	1%
Operating income / earnings before interest expense and income taxes	$156	$154	$2	1%
Retail gallons sold (millions)	256	269	(13)	(5)%
Heating degree days - % colder (warmer) than normal (b)	(2.4)%	2.8%
Capital expenditures	$29	$16	$13	81%
•Temperatures were 2% warmer than normal and 5% warmer than the prior-year period.
•Retail gallons decreased 5%, primarily reflecting temperatures that were 12% warmer than the prior year in the western U.S. and continuing customer attrition. On a weather-adjusted basis and excluding the Hawaii divestiture, retail gallons were comparable to the prior-year period.
•Total margin increased $2 million as the impact of higher average LPG unit margins and increased fee income were largely offset by lower retail gallons.
•Operating and administrative expenses increased $2 million largely due to continued investment in customer-facing initiatives resulting in higher compensation and advertising expenses.
•EBIT increased $2 million as lower depreciation and amortization expenses and higher total margin were partially offset by higher operating and administrative expenses and lower gain from asset sales.

(a)Total margin represents total revenue less total cost of sales. In the case of Utilities, total margin is also reduced by certain revenue-related taxes.
(b)Deviation from average heating degree days is determined on a 10-year period utilizing volume-weighted weather data.

REPORT OF EARNINGS – UGI CORPORATION
(Millions of dollars, except per share)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025	2026	2025
Revenues:
Utilities	$880	$773	$1,471	$1,258	$1,974	$1,717
Midstream & Marketing	715	587	1,142	954	1,671	1,446
UGI International	621	650	1,196	1,288	2,027	2,169
AmeriGas Propane	759	848	1,359	1,475	2,160	2,322
Corporate & Other (a)	(290)	(192)	(400)	(279)	(473)	(336)
Total revenues	$2,685	$2,666	$4,768	$4,696	$7,359	$7,318
Earnings before interest expense and income taxes:
Utilities	$250	$241	$407	$382	$428	$421
Midstream & Marketing	150	154	238	249	282	307
UGI International	132	143	256	253	317	328
AmeriGas Propane	156	154	228	228	166	161
Total reportable segments	688	692	1,129	1,112	1,193	1,217
Corporate & Other (a)	83	4	104	103	(68)	(217)
Total earnings before interest expense and income taxes	771	696	1,233	1,215	1,125	1,000
Interest expense:
Utilities	(30)	(25)	(59)	(51)	(108)	(97)
Midstream & Marketing	(15)	(12)	(29)	(24)	(54)	(45)
UGI International	(11)	(11)	(22)	(21)	(47)	(43)
AmeriGas Propane	(37)	(37)	(75)	(70)	(149)	(145)
Corporate & Other, net (a)	(18)	(17)	(37)	(38)	(71)	(68)
Total interest expense	(111)	(102)	(222)	(204)	(429)	(398)
Income before income taxes	660	594	1,011	1,011	696	602
Income tax expense	(140)	(115)	(194)	(157)	(55)	(69)
Net income attributable to UGI Corporation	$520	$479	$817	$854	$641	$533
Earnings per share attributable to UGI shareholders:
Basic	$2.42	$2.23	$3.80	$3.97	$2.98	$2.49
Diluted	$2.33	$2.19	$3.68	$3.93	$2.89	$2.46
Weighted Average common shares outstanding (thousands):
Basic	214,833	214,976	214,844	214,965	214,918	213,897
Diluted	222,705	218,944	222,068	217,331	221,563	216,319
Supplemental information:
Net income attributable to UGI Corporation:
Utilities	$171	$166	$269	$255	$251	$251
Midstream & Marketing	109	150	170	239	200	265
UGI International	103	93	206	193	255	281
AmeriGas Propane	85	25	109	(21)	166	(97)
Total reportable segments	468	434	754	666	872	700
Corporate & Other (a)	52	45	63	188	(231)	(167)
Total net income attributable to UGI Corporation	$520	$479	$817	$854	$641	$533

(a)    Corporate & Other includes specific items attributable to our reportable segments that are not included in profit measures used by our Chief Operating Decision Maker in assessing our reportable segments' performance or allocating resources. These specific items are shown in the section titled "Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share" below. Corporate & Other also includes the elimination of certain intercompany transactions.

Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share.

The following tables reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and reconcile diluted EPS, the most comparable GAAP measure, to adjusted diluted EPS, to reflect the adjustments referred to previously:

	Three Months Ended March 31,		Six Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025	2026	2025
Adjusted net income attributable to UGI Corporation (millions):
Net income attributable to UGI Corporation	$520	$479	$817	$854	$641	$533
Net losses (gains) on commodity derivative instruments not associated with current-period transactions (net of tax of $25, $15, $26, $29, $(5) and $45, respectively)	(109)	(5)	(97)	(69)	(21)	(96)
Unrealized losses (gains) on foreign currency derivative instruments (net of tax of $4, $(3), $5, $3, $(1) and $0, respectively)	(7)	10	(11)	(6)	2	3
Loss associated with impairment of AmeriGas Propane goodwill (net of tax of $0, $0, $0, $0, $0, and $(3), respectively)	—	—	—	—	—	192
Loss on extinguishment of debt (net of tax of $0, $0, $0, $0, $(2) and $(3), respectively)	—	—	—	—	8	6
Impairments of equity method investments and assets (net of tax of $0, $0, $0, $0, $0 and $(1), respectively)	—	—	—	—	—	25
Costs associated with exit of the UGI International energy marketing business (net of tax of $0, $0, $0, $0, $0 and $(1), respectively)	—	—	—	—	—	3
Net loss (gain) on disposals of businesses (net of tax of $0, $0, $1, $0, $3 and $(11), respectively)	62	—	36	—	74	55
Impact of change in tax law	—	—	—	—	(10)	—
AmeriGas operations enhancement for growth project (net of tax of 0, 0, $0, $0, $0 and $(3), respectively)	—	—	—	—	—	9
Restructuring costs (net of tax of $0, $(2), $0, $0, $0 and $(10), respectively)	—	—	—	—	—	26
Total adjustments (1)	(54)	5	(72)	(75)	53	223
Adjusted net income attributable to UGI Corporation	$466	$484	$745	$779	$694	$756

Adjusted diluted earnings per share:
UGI Corporation earnings per share — diluted	$2.33	$2.19	$3.68	$3.93	$2.89	$2.46
Net losses (gains) on commodity derivative instruments not associated with current-period transactions	(0.49)	(0.03)	(0.44)	(0.32)	(0.09)	(0.44)
Unrealized losses (gains) on foreign currency derivative instruments	(0.03)	0.05	(0.05)	(0.03)	0.01	0.01
Loss associated with impairment of AmeriGas Propane goodwill	—	—	—	—	—	0.89
Loss on extinguishment of debt	—	—	—	—	0.04	0.03
Impairments of equity method investments and assets	—	—	—	—	—	0.12
Costs associated with the exit of the UGI International energy marketing business	—	—	—	—	—	0.01
Net loss (gain) on disposals of businesses	0.28	—	0.16	—	0.33	0.25
Impact of change in tax law	—	—	—	—	(0.05)	—
AmeriGas operations enhancement for growth project	—	—	—	—	—	0.04
Restructuring costs	—	—	—	—	—	0.12
Total adjustments	(0.24)	0.02	(0.33)	(0.35)	0.24	1.03
Adjusted diluted earnings per share	$2.09	$2.21	$3.35	$3.58	$3.13	$3.49
(1)Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.